Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved.

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. Mike Salop Senior Vice President, Investor Relations 2

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. Safe Harbor This presentation contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward- looking statements. Words such as "expects," "intends," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this presentation of The Western Union Company (the "Company," "Western Union," "we," "our" or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the "Risk Factors" section and throughout the Annual Report on Form 10-K for the year ended December 31, 2016. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement. Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic and trade downturns, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns, or non- performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including electronic, mobile and Internet-based services, card associations, and card-based payment providers, and with digital currencies and related protocols, and other innovations in technology and business models; political conditions and related actions in the United States and abroad which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents or clients; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third- party vendors; mergers, acquisitions and integration of acquired businesses and technologies into our Company, and the failure to realize anticipated financial benefits from these acquisitions, and events requiring us to write down our goodwill; failure to manage credit and fraud risks presented by our agents, clients and consumers; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place, including due to increased costs or loss of business as a result of increased compliance requirements or difficulty for us, our agents or their subagents in establishing or maintaining relationships with banks needed to conduct our services; decisions to change our business mix; changes in tax laws, or their interpretation, including with respect to the Tax Act and potential related state income tax impacts, and unfavorable resolution of tax contingencies; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from business transformation, productivity and cost-savings, and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to protect our brands and our other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations in the United States, the European Union and globally, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, and immigration; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with the settlement agreements with the United States Department of Justice, certain United States Attorney's Offices, the United States Federal Trade Commission, the Financial Crimes Enforcement Network of the United States Department of Treasury, and various state attorneys general, and those associated with the January 4, 2018 consent order which resolved a matter with the New York State Department of Financial Services; liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory actions, including costs, expenses, settlements and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy and data use and security, including with respect to the General Data Protection Regulation approved by the European Union; the ongoing impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities in the United States and abroad related to consumer protection; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations or industry standards affecting our business; and (iii) other events, such as: adverse tax consequences from our spin-off from First Data Corporation; catastrophic events; and management's ability to identify and manage these and other risks. 3

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. Hikmet Ersek President & Chief Executive Officer 4

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. Solid business performance in the fourth quarter • Revenue growth accelerated to 5%, or 4% on a constant currency basis* • Improved trends in consumer money transfer • Westernunion.com money transfer revenues increased 22% • Strong growth from bill payments businesses • Declines in Business Solutions Overview 5 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Returned more than $800 million to shareholders in 2017

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. 2018 strategic plans • Drive digital expansion in consumer money transfer • Optimize customer experience in retail money transfer • Implement new go-to-market strategies in payments businesses and leverage digital platforms Overview 6 Generate operating efficiencies to fuel long-term growth

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. Raj Agrawal Executive Vice President & Chief Financial Officer 7

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved.  Consolidated revenues of $1.4 billion increased 5% compared to the prior year period, or 4% constant currency* *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Revenue 8

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved.  80% of Company revenue  Revenue increased 5% on a reported basis and 4% constant currency*  Total transactions increased 3%  Cross-border principal increased 6%, or 4% constant currency* *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Consumer-to-Consumer Q4 9

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. Regions Revenue Change Constant Currency Rev. Change* Transaction Change % of C2C Revenue North America 3% 3% 1% 37% Europe and CIS 6% 2% 7% 31% MEASA 1% 0% (2%) 16% LACA 21% 23% 17% 9% APAC 0% 0% 3% 7% Total C2C 5% 4% 3% 100% Included in C2C regions above: westernunion.com 22% 22% 22% 10% Q4 2017 Consumer-to-Consumer *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. 10

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved.  Business Solutions (B2B)  6% of Company revenue  Revenue decreased 4%, or declined 8% constant currency*  Other (primarily bill payments businesses in the U.S. & Argentina)  14% of Company revenue  Revenue increased 11%, or 14% constant currency* *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Business Solutions and Other Q4 11

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. Operating Margin Q4  Operating margin • Adjusted operating margin decreased primarily due to higher marketing spending and the negative impact of foreign exchange *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Expenses related to the Business Solutions goodwill impairment, NYDFS Settlement, Joint Settlement Agreements (as defined in the notes below), and WU Way are not included in the operating segment results. 12 -22.9% -17.6% 19.7% 17.9% -30.0% -25.0% -20.0% -15.0% -10.0% -5.0% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% Q4 2016 Q4 2017 Q4 2016 Q4 2017 Adjusted GAAP * * Adjusted GAAP

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. C2C Operating Margin Q4 13  Operating margin • Decreased due to higher marketing spending and the negative impact of foreign exchange, partially offset by a lower average commission rate and decreased technology expenses 22.8% 21.4% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% Q4 2016 Q4 2017

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved.  Operating Margin  Operating margin declined to (3.2%) in the current period from 9.7% in the prior year period due to lower revenues and higher technology and other operating expenses  Depreciation and amortization of approximately $11 million, compared to $12 million in the prior year period  EBITDA* margin of 8.0% compared to 21.8% in the prior year period *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. B2B Operating Margin Q4 14

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved.  Operating margin • Improvement was driven by revenue growth, partially offset by the negative impact of foreign exchange Other Operating Margin Q4 (Primarily consists of bill payments businesses in the U.S. & Argentina) 15 6.6% 7.8% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% Q4 2016 Q4 2017

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. Year Ended December 31, 2017 Cash Flow from Operations $736 million Capital Expenditures $177 million Stock Repurchases $487 million Dividends Paid $326 million Cash Balance, December 31, 2017 $838 million Debt Outstanding, December 31, 2017 $3.0 billion Other Financial Highlights 16

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved.  Revenue • Low to mid-single digit increase in both GAAP and constant currency revenue*  Operating Profit Margin • Operating margin of approximately 20%  Earnings per Share • EPS in a range of $1.78 to $1.90  Cash Flow • GAAP Cash flow from operating activities of approximately $800 million, which includes approximately $200 million of outflows from the combination of anticipated final tax payments related to the agreement with the U.S. Internal Revenue Service announced in 2011, the NYDFS settlement payment, and WU Way payments related to 2017 expenses 2018 Outlook 17 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. Questions & Answers 18

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. Fourth Quarter 2017 Earnings Webcast & Conference Call Appendix 19

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. Non-GAAP Measures 20 Western Union's management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods. These non-GAAP financial measures include revenue change constant currency adjusted; operating margin, excluding the Goodwill impairment, NYDFS Settlement (as defined in the notes below), Joint Settlement Agreements (as defined in the notes below) and WU Way business transformation expenses; EBITDA margin; adjusted EBITDA margin, excluding the Goodwill impairment, NYDFS Settlement, Joint Settlement Agreements and WU Way business transformation expenses; diluted EPS, excluding the Goodwill impairment, NYDFS Settlement, Joint Settlement Agreements, WU Way business transformation expenses and Tax Act (as defined in the notes below); effective tax rate, excluding the Goodwill impairment, NYDFS Settlement, Joint Settlement Agreements, WU Way business transformation expenses and Tax Act; Consumer-to-Consumer segment revenue change, constant currency adjusted; Consumer-to-Consumer segment principal per transaction change, constant currency adjusted; Consumer-to-Consumer segment cross-border principal change, constant currency adjusted; Consumer-to-Consumer segment region and westernunion.com revenue change, constant currency adjusted; Business Solutions segment revenue change, constant currency adjusted; Business Solutions segment EBITDA margin; and Other revenue change, constant currency adjusted. Although the expenses related to the WU Way are specific to that initiative, the types of expenses related to the WU Way initiative are similar to expenses that the Company has previously incurred and can reasonably be expected to incur in the future. Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year. A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non- GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year amounts, which have been adjusted for changes in our reporting segments and geographic regions, as described in our earnings press release. Amounts included below are in millions, unless indicated otherwise.

Reconciliation of Non-GAAP Measures

	4Q16	FY2016	1Q17	2Q17	3Q17	4Q17	FY2017
Consolidated Metrics							
Revenues, as reported (GAAP)	$ 1,371.7	$ 5,422.9	$ 1,302.4	$ 1,378.9	$ 1,404.7	$ 1,438.3	$ 5,524.3
Foreign currency translation impact (a)	58.7	217.1	30.1	29.0	7.7	(5.5)	61.3
Revenues, constant currency adjusted	$ 1,430.4	$ 5,640.0	$ 1,332.5	$ 1,407.9	$ 1,412.4	$ 1,432.8	$ 5,585.6
Prior year revenues, as reported (GAAP)	$ 1,380.0	$ 5,483.7	$ 1,297.7	$ 1,375.7	$ 1,377.8	$ 1,371.7	$ 5,422.9
Revenue change, as reported (GAAP)	(1)%	(1)%	0%	0%	2%	5%	2%
Revenue change, constant currency adjusted	4%	3%	3%	2%	3%	4%	3%
Operating income/(loss), as reported (GAAP)	$ (313.5)	$ 483.7	$ 239.5	$ 214.8	$ 271.6	$ (252.5)	$ 473.4
Foreign currency translation impact (a)	28.0	90.2	15.0	6.8	8.9	13.3	44.0
Goodwill impairment (b)	N/A	N/A	N/A	N/A	N/A	464.0	464.0
NYDFS Consent Order (c)	N/A	N/A	N/A	49.0	—	11.0	60.0
Joint Settlement Agreements (d)	571.0	601.0	—	—	8.0	—	8.0
WU Way business transformation expenses (e)	13.2	20.3	14.3	35.0	9.9	35.2	94.4
Operating income, constant currency adjusted, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	$ 298.7	$ 1,195.2	$ 268.8	$ 305.6	$ 298.4	$ 271.0	$ 1,143.8
Prior year operating income, excluding Joint Settlement Agreements, WU Way business transformation expenses and 2015 Paymap Settlement Agreement (g)	$ 281.8	$ 1,144.7	$ 258.6	$ 277.4	$ 298.3	$ 270.7	$ 1,105.0
Operating income change, as reported (GAAP)	(211)%	(56)%	(7)%	(18)%	(2)%	19%	(2)%
Operating income change, constant currency adjusted, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements, WU Way business transformation expenses and 2015 Paymap Settlement Agreement	6%	4%	4%	10%	0%	0%	4%
Operating income/(loss), as reported (GAAP)	$ (313.5)	$ 483.7	$ 239.5	$ 214.8	$ 271.6	$ (252.5)	$ 473.4
Goodwill impairment (b)	N/A	N/A	N/A	N/A	N/A	464.0	464.0
NYDFS Consent Order (c)	N/A	N/A	N/A	49.0	—	11.0	60.0
Joint Settlement Agreements (d)	571.0	601.0	—	—	8.0	—	8.0
WU Way business transformation expenses (e)	13.2	20.3	14.3	35.0	9.9	35.2	94.4
Operating income, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	$ 270.7	$ 1,105.0	$ 253.8	$ 298.8	$ 289.5	$ 257.7	$ 1,099.8
Operating margin, as reported (GAAP)	(22.9)%	8.9%	18.4%	15.6%	19.3%	(17.6)%	8.6%
Operating margin, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	19.7%	20.4%	19.5%	21.7%	20.6%	17.9%	19.9%

WESTERN UNION WU

moving money for better

21

Western Union Confidential ©2017 Western Union Holdings, Inc. All rights reserved.

Reconciliation of Non-GAAP Measures

Consolidated Metrics cont.	4Q16	FY2016	1Q17	2Q17	3Q17	4Q17	FY2017
Operating income/(loss), as reported (GAAP)	$ (313.5)	$ 483.7	$ 239.5	$ 214.8	$ 271.6	$ (252.5)	$ 473.4
Reversal of depreciation and amortization	65.3	263.2	66.4	65.2	65.5	65.8	262.9
EBITDA (h)	$ (248.2)	$ 746.9	$ 305.9	$ 280.0	$ 337.1	$ (186.7)	$ 736.3
Goodwill impairment (b)	N/A	N/A	N/A	N/A	N/A	464.0	464.0
NYDFS Consent Order (c)	N/A	N/A	N/A	49.0	—	11.0	60.0
Joint Settlement Agreements (d)	571.0	601.0	—	—	8.0	—	8.0
WU Way business transformation expenses (e)	13.2	20.3	14.3	35.0	9.9	35.2	94.4
Adjusted EBITDA, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	$ 336.0	$ 1,368.2	$ 320.2	$ 364.0	$ 355.0	$ 323.5	$ 1,362.7
Operating margin, as reported (GAAP)	(22.9)%	8.9%	18.4%	15.6%	19.3%	(17.6)%	8.6%
EBITDA margin	(18.1)%	13.8%	23.5%	20.3%	24.0%	(13.0)%	13.3%
Adjusted EBITDA margin, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	24.5%	25.2%	24.6%	26.4%	25.3%	22.5%	24.7%
Net income/(loss), as reported (GAAP)	$ (355.0)	$ 253.2	$ 161.7	$ 166.5	$ 235.6	$ (1,120.9)	$ (557.1)
Goodwill impairment (b)	N/A	N/A	N/A	N/A	N/A	464.0	464.0
NYDFS Consent Order (c)	N/A	N/A	N/A	49.0	—	11.0	60.0
Joint Settlement Agreements (d)	571.0	601.0	—	—	8.0	—	8.0
WU Way business transformation expenses (e)	13.2	20.3	14.3	35.0	9.9	35.2	94.4
Income tax benefit from Goodwill impairment (b)	N/A	N/A	N/A	N/A	N/A	(17.2)	(17.2)
Income tax expense/(benefit) from Joint Settlement Agreements (d)	5.5	(5.4)	—	—	(2.9)	—	(2.9)
Income tax benefit from WU Way business transformation expenses (e)	(4.8)	(7.4)	(5.0)	(12.3)	(2.7)	(11.1)	(31.1)
Income tax expense from Tax Act (f)	N/A	N/A	N/A	N/A	N/A	828.3	828.3
Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses, net of income tax expense/(benefit) and Tax Act	584.9	608.5	9.3	71.7	12.3	1,310.2	1,403.5
Net income, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements, WU Way business transformation expenses and Tax Act	$ 229.9	$ 861.7	$ 171.0	$ 238.2	$ 247.9	$ 189.3	$ 846.4

WESTERN UNION WU

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved.

moving money for better

22

Reconciliation of Non-GAAP Measures

Consolidated Metrics cont.	4Q16	FY2016	1Q17	2Q17	3Q17	4Q17	FY2017
Diluted earnings/(loss) per share ("EPS"), as reported (GAAP) ($ - dollars)	$ (0.73)	$ 0.51	$ 0.33	$ 0.35	$ 0.51	$ (2.44)	$ (1.19)
EPS impact as a result of Goodwill impairment ($ - dollars) (b)	N/A	N/A	N/A	N/A	N/A	$ 1.01	$ 1.00
EPS impact as a result of NYDFS Consent Order ($ - dollars) (c)	N/A	N/A	N/A	$ 0.10	$ —	$ 0.02	$ 0.13
EPS impact as a result of Joint Settlement Agreements ($ - dollars) (d)	$ 1.17	$ 1.22	$ —	$ —	$ 0.02	$ —	$ 0.02
EPS impact as a result of WU Way business transformation expenses ($ - dollars) (e)	$ 0.03	$ 0.04	$ 0.03	$ 0.07	$ 0.02	$ 0.08	$ 0.20
EPS impact from income tax benefit from Goodwill impairment ($ - dollars) (b)	N/A	N/A	N/A	N/A	N/A	$ (0.04)	$ (0.04)
EPS impact from income tax expense/(benefit) from Joint Settlement Agreements ($ - dollars) (d)	$ 0.01	$ (0.01)	$ —	$ —	$ (0.01)	$ —	$ (0.01)
EPS impact from income tax benefit from WU Way business transformation expenses ($ - dollars) (e)	$ (0.01)	$ (0.01)	$ (0.01)	$ (0.02)	$ (0.01)	$ (0.02)	$ (0.07)
EPS impact as a result of Tax Act ($ - dollars) (f)	N/A	N/A	N/A	N/A	N/A	$ 1.80	$ 1.76
EPS impact as a result of Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses, net of income tax expense/(benefit) and Tax Act ($ - dollars)	$ 1.20	$ 1.24	$ 0.02	$ 0.15	$ 0.02	$ 2.85	$ 2.99
Diluted EPS, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements, WU Way business transformation expenses and Tax Act ($ - dollars)	$ 0.47	$ 1.75	$ 0.35	$ 0.50	$ 0.53	$ 0.41	$ 1.80
Diluted weighted-average shares outstanding (i)	483.6	493.5	483.4	472.0	465.4	462.9	470.9
Effective tax rate, as reported (GAAP)	(5)%	26%	24%	10%	2%	(288)%	260%
Impact from Goodwill impairment (b)	N/A	N/A	N/A	N/A	N/A	773%	(146)%
Impact from NYDFS Consent Order (c)	N/A	N/A	N/A	(2)%	0%	(29)%	(8)%
Impact from Joint Settlement Agreements (d)	10%	(16)%	0%	0%	1%	0%	(1)%
Impact from WU Way business transformation expenses (e)	2%	1%	1%	3%	1%	(67)%	(7)%
Impact from Tax Act (f)	N/A	N/A	N/A	N/A	N/A	(375)%	(85)%
Effective tax rate, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements, WU Way business transformation expenses and Tax Act	7%	11%	25%	11%	4%	14%	13%

WESTERN UNION WU
moving money for better
Western Union Confidential ©2017 Western Union Holdings, Inc. All rights reserved.
23

Reconciliation of Non-GAAP Measures

Consumer-to-Consumer Segment	4Q16	FY2016	1Q17	2Q17	3Q17	4Q17	FY2017
Revenues, as reported (GAAP)	$ 1,092.5	$ 4,304.6	$ 1,015.0	$ 1,087.3	$ 1,107.7	$ 1,144.5	$ 4,354.5
Foreign currency translation impact (a)	33.4	112.2	24.1	20.8	1.8	(9.0)	37.7
Revenues, constant currency adjusted	$ 1,125.9	$ 4,416.8	$ 1,039.1	$ 1,108.1	$ 1,109.5	$ 1,135.5	$ 4,392.2
Prior year revenues, as reported (GAAP)	$ 1,091.2	$ 4,343.9	$ 1,017.4	$ 1,095.8	$ 1,098.9	$ 1,092.5	$ 4,304.6
Revenue change, as reported (GAAP)	0%	(1)%	0%	(1)%	1%	5%	1%
Revenue change, constant currency adjusted	3%	2%	2%	1%	1%	4%	2%
Principal per transaction, as reported ($ - dollars)	$ 292	$ 298	$ 292	$ 293	$ 302	$ 300	$ 297
Foreign currency translation impact ($ - dollars) (a)	4	4	3	3	(2)	(6)	(1)
Principal per transaction, constant currency adjusted ($ - dollars)	$ 296	$ 302	$ 295	$ 296	$ 300	$ 294	$ 296
Prior year principal per transaction, as reported ($ - dollars)	$ 303	$ 312	$ 299	$ 301	$ 300	$ 292	$ 298
Principal per transaction change, as reported	(3)%	(5)%	(2)%	(3)%	1%	3%	0%
Principal per transaction change, constant currency adjusted	(2)%	(3)%	(1)%	(2)%	0%	0%	(1)%
Cross-border principal, as reported ($ - billions)	$ 18.3	$ 72.5	$ 17.3	$ 18.7	$ 19.0	$ 19.5	$ 74.5
Foreign currency translation impact ($ - billions) (a)	0.2	1.0	0.2	0.2	(0.2)	(0.4)	(0.2)
Cross-border principal, constant currency adjusted ($ - billions)	$ 18.5	$ 73.5	$ 17.5	$ 18.9	$ 18.8	$ 19.1	$ 74.3
Prior year cross-border principal, as reported ($ - billions)	$ 18.4	$ 73.6	$ 17.3	$ 18.5	$ 18.4	$ 18.3	$ 72.5
Cross-border principal change, as reported	(1)%	(2)%	1%	1%	4%	6%	3%
Cross-border principal change, constant currency adjusted	1%	0%	2%	2%	2%	4%	2%

moving money for better
Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved.
24

Reconciliation of Non-GAAP Measures

	4Q16	FY2016	1Q17	2Q17	3Q17	4Q17	FY2017
Consumer-to-Consumer Segment cont.							
NA region revenue change, as reported (GAAP)	8%	6%	3%	3%	1%	3%	2%
NA region foreign currency translation impact (a)	0%	1%	1%	0%	0%	0%	1%
NA region revenue change, constant currency adjusted	8%	7%	4%	3%	1%	3%	3%
EU & CIS region revenue change, as reported (GAAP)	(2)%	(2)%	(1)%	(2)%	2%	6%	1%
EU & CIS region foreign currency translation impact (a)	6%	3%	5%	4%	(1)%	(4)%	1%
EU & CIS region revenue change, constant currency adjusted	4%	1%	4%	2%	1%	2%	2%
MEASA region revenue change, as reported (GAAP)	(14)%	(10)%	(13)%	(12)%	(8)%	1%	(8)%
MEASA region foreign currency translation impact (a)	2%	2%	3%	1%	0%	(1)%	1%
MEASA region revenue change, constant currency adjusted	(12)%	(8)%	(10)%	(11)%	(8)%	0%	(7)%
LACA region revenue change, as reported (GAAP)	11%	(3)%	26%	21%	19%	21%	22%
LACA region foreign currency translation impact (a)	9%	10%	(1)%	1%	3%	2%	1%
LACA region revenue change, constant currency adjusted	20%	7%	25%	22%	22%	23%	23%
APAC region revenue change, as reported (GAAP)	(2)%	(2)%	(2)%	(4)%	(1)%	0%	(2)%
APAC region foreign currency translation impact (a)	1%	2%	1%	2%	2%	0%	2%
APAC region revenue change, constant currency adjusted	(1)%	0%	(1)%	(2)%	1%	0%	0%
westernunion.com revenue change, as reported (GAAP)	27%	22%	26%	21%	23%	22%	23%
westernunion.com foreign currency translation impact (a)	3%	2%	2%	2%	0%	0%	1%
westernunion.com revenue change, constant currency adjusted	30%	24%	28%	23%	23%	22%	24%

moving money for better

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved.

25

Reconciliation of Non-GAAP Measures

	4Q16	FY2016	1Q17	2Q17	3Q17	4Q17	FY2017
Business Solutions Segment							
Revenues, as reported (GAAP)	$ 98.8	$ 396.0	$ 93.6	$ 96.6	$ 99.4	$ 94.3	$ 383.9
Foreign currency translation impact (a)	3.9	15.0	2.8	3.2	(1.2)	(3.0)	1.8
Revenues, constant currency adjusted	$ 102.7	$ 411.0	$ 96.4	$ 99.8	$ 98.2	$ 91.3	$ 385.7
Prior year revenues, as reported (GAAP)	$ 101.9	$ 398.7	$ 99.2	$ 100.8	$ 97.2	$ 98.8	$ 396.0
Revenue change, as reported (GAAP)	(3)%	(1)%	(6)%	(4)%	2%	(4)%	(3)%
Revenue change, constant currency adjusted	1%	3%	(3)%	(1)%	1%	(8)%	(3)%
Operating income, as reported (GAAP)	$ 9.6	$ 21.1	$ 2.3	$ 5.3	$ 9.0	$ (3.0)	$ 13.6
Reversal of depreciation and amortization	11.9	50.8	10.6	10.6	10.6	10.7	42.5
EBITDA (h)	$ 21.5	$ 71.9	$ 12.9	$ 15.9	$ 19.6	$ 7.7	$ 56.1
Operating income margin, as reported (GAAP)	9.7%	5.3%	2.5%	5.5%	9.1%	(3.2)%	3.5%
EBITDA margin	21.8%	18.1%	13.7%	16.6%	19.7%	8.0%	14.6%
Other (primarily bill payments businesses in United States and Argentina)							
Revenues, as reported (GAAP)	$ 180.4	$ 722.3	$ 193.8	$ 195.0	$ 197.6	$ 199.5	$ 785.9
Foreign currency translation impact (a)	21.6	89.9	3.2	5.0	7.1	6.5	21.8
Revenues, constant currency adjusted	$ 202.0	$ 812.2	$ 197.0	$ 200.0	$ 204.7	$ 206.0	$ 807.7
Prior year revenues, as reported (GAAP)	$ 186.9	$ 741.1	$ 181.1	$ 179.1	$ 181.7	$ 180.4	$ 722.3
Revenue change, as reported (GAAP)	(4)%	(3)%	7%	9%	9%	11%	9%
Revenue change, constant currency adjusted	8%	10%	9%	12%	13%	14%	12%

WESTERN UNION WU

Western Union Confidential ©2017 Western Union Holdings, Inc. All rights reserved.

moving money for better

26

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. Western Union Confidential |©2017 Western Union Holdings, Inc. All rights reserved. Reconciliation of Non-GAAP Measures 27 Non-GAAP related notes: (a) Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. We believe that this measure provides management and investors with information about operating results and trends that eliminates currency volatility and provides greater clarity regarding, and increases the comparability of, our underlying results and trends. (b) Represents a non-cash goodwill impairment charge related to our Business Solutions reporting unit. The impairment primarily resulted from a decrease in projected revenue growth rates and EBITDA margins. These projections were reevaluated due to the declines in revenues and operating results recognized in the fourth quarter of 2017, which were significantly below management’s expectations. Additionally, as disclosed in prior Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, the total estimated fair value of the Business Solutions reporting unit previously included value derived from strategies to optimize United States cash flow management and global liquidity by utilizing international cash balances (including balances generated by other operating segments) to initially fund global principal payouts for Business Solutions transactions initiated in the United States that would have been available to certain market participants. However, the December 2017 enactment of tax reform into United States law (“Tax Act”) eliminated any fair value associated with these cash management strategies. These expenses have been excluded from segment operating income, as these expenses are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation. We believe that, by excluding the effects of significant charges associated with non-cash impairment charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results. (c) Represents the impact from an accrual for a consent order with the New York State Department of Financial Services ("NYDFS") related to matters identified as part of the Joint Settlement Agreements (referred to above as the "NYDFS Consent Order" or the "NYDFS Settlement"), as described in our Form 8-K filed with the Securities and Exchange Commission on January 4, 2018. Amounts related to the NYDFS Consent Order were recognized in the second and fourth quarters of 2017, and the expenses had no related income tax benefit. These expenses have been excluded from segment operating income, as these expenses are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation. We believe that, by excluding the effects of significant charges associated with the settlement of litigation that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results. (d) Represents the impact from the settlement agreements related to (1) a Deferred Prosecution Agreement with the United States Department of Justice, and the United States Attorney’s Offices for the Eastern and Middle Districts of Pennsylvania, the Central District of California, and the Southern District of Florida, (2) a Stipulated Order for Permanent Injunction and Final Judgment with the United States Federal Trade Commission ("FTC"), and (3) a Consent to the Assessment of Civil Money Penalty with the Financial Crimes Enforcement Network of the United States Department of Treasury (referred to above, collectively, as the “Joint Settlement Agreements”), to resolve the respective investigations of those agencies, as described in our Form 8-K filed with the Securities and Exchange Commission on January 20, 2017, and related matters. Amounts related to these matters were recognized in the second, third, and fourth quarters of 2016 and the full year 2016 results. Additionally, in the third quarter of 2017, we recorded an additional accrual in the amount of $8 million related to an independent compliance auditor, pursuant to the terms of the Joint Settlement Agreements. These expenses have been excluded from our segment operating income, as these expenses are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation. Additionally, income tax benefit was adjusted in the fourth quarter of 2016 to reflect the revised determination, based on final agreement terms. We believe that, by excluding the effects of significant charges associated with the settlement of litigation that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results. (e) Represents the expenses incurred to transform our operating model, focusing on technology transformation, network productivity, customer and agent process optimization, and organizational redesign to better drive efficiencies and growth initiatives (“WU Way business transformation expenses”). Amounts related to the WU Way business transformation expenses were recognized beginning in the second quarter of 2016, and each subsequent quarter. These expenses have been excluded from our segment operating income, as these expenses are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation. We believe that, by excluding the effects of significant charges associated with the transformation of our operating model that can impact operating trends, management and investors are provided with a measure that increases the comparability of our other underlying operating results. Although the expenses related to the WU Way are specific to that initiative, the types of expenses related to the WU Way initiative are similar to expenses that the Company has previously incurred and can reasonably be expected to incur in the future. (f) Represents the estimated impact to our provision for income taxes related to the Tax Act, primarily due to a tax on previously undistributed earnings of certain foreign subsidiaries, partially offset by the remeasurement of deferred tax assets and liabilities and other tax balances to reflect the lower federal income tax rate, among other effects. Certain of the Tax Act's impacts have been provisionally estimated and will likely be adjusted in future periods as we complete our accounting for these matters in 2018, in accordance with a recent staff accounting bulletin issued by the SEC.

Western Union Confidential | ©2017 Western Union Holdings, Inc. All rights reserved. Western Union Confidential |©2017 Western Union Holdings, Inc. All rights reserved. Reconciliation of Non-GAAP Measures 28 Non-GAAP related notes continued: (g) Represents the impact from a settlement agreement reached with the Consumer Financial Protection Bureau regarding the Equity Accelerator service of Paymap, Inc., a subsidiary of the Company (the "Paymap Settlement Agreement"), included in full year 2015 results. We believe that, by excluding the effects of significant charges associated with the settlement of litigation that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results. See below for reconciliation of prior year operating income, excluding Paymap Settlement Agreement. 4Q15 FY2015 Operating income, as reported (GAAP) $ 281.8 $ 1,109.4 Paymap Settlement Agreement N/A 35.3 Operating income, excluding Paymap Settlement Agreement $ 281.8 $ 1,144.7 (h) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods. (i) For the three months and twelve months ended December 31, 2017, non-GAAP diluted weighted-average shares outstanding includes 3.3 million and 3.0 million shares, respectively. These shares are excluded from the Company's GAAP diluted weighted-average shares outstanding, as they are anti-dilutive due to the Company's GAAP net losses for the respective periods.